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                                                                     Exhibit 5.1

[IP LOGO]

TWO MANHATTANVILLE ROAD
PURCHASE, NY 10577





                                                          September 24, 1998

Securities and Exchange Commission
Judiciary Plaza
450 5th Street, N.W.
Washington, D.C. 20549

                        Re: International Paper Company,
                    International Paper Capital Trust III and
                      International Paper Capital Trust IV
                       Registration Statement on Form S-3

Dear Sirs:

         This opinion is furnished by me as counsel for International Paper Company, a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, of, among other securities, the following securities of the Company with an aggregate initial public offering price of up to $1,100,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company: (i) debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"); (ii) shares of its serial preferred stock, $1.00 par value (the "Preferred Stock"), which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts



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(the "Receipts"); (iii) shares of its common stock, $1.00 par value (the "Common
Stock"); (iv) warrants to purchase securities of the Company as shall be designated by the Company at the time of offering (the "Warrants"); (v) such indeterminate number of shares of Common Stock as may be issued upon conversion or exchange of any securities, including such shares of Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Securities"); and
(vi) the Guarantee (as defined below) of the Company with respect to certain Trust Preferred Securities that may be issued by International Paper Capital Trust III and International Paper Capital Trust IV (each a "Trust") pursuant to an Amended and Restated Declaration of Trust of each Trust (the "Declaration"), among the Company, as sponsor and as the issuer of certain debentures to be held by the Property Trustee (as defined below), The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee, and the regular trustees named therein. Pursuant to Rule 429 under the Securities Act, the prospectus included in the Registration Statement also relates to $2,000,000,000 in aggregate proceeds of securities registered under Registration Statement No. 33-52945 and $400,000,000 in aggregate proceeds of securities registered as Debt Securities under Registration Statement No. 33-48167 (such $2,400,000,000 of securities collectively referred to as the "Registered Securities" and the two registration statements collectively, the "Prior Registration Statements"). The Debt Securities, Preferred Stock, Common Stock, Warrants, Indeterminate Securities, Registered Securities and Guarantee are collectively referred to herein as the "Securities." The Senior Debt Securities may be issued under an Indenture (the "Senior Indenture") proposed to be entered into between the Company and The Chase Manhattan Bank, N.A. or another trustee (the "Senior Indenture Trustee"). The Subordinated Debt Securities may be issued under a separate Indenture (the "Subordinated
Indenture" and, together with the Senior Indenture, the "Indentures"), proposed to be entered into between the Company and The Chase Manhattan Bank, N.A., or another trustee (the "Subordinated Indenture Trustee" and, together with the Senior Indenture Trustee, the "Trustees").

         This opinion is delivered in accordance with the requirements of Items 601(b) (5) of Regulation S-K under the Securities Act.

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         I have examined and am familiar with originals or copies of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion, including (i) the form of Registration Statement relating to, among other securities the Securities; (ii) the Prior Registration Statements; (iii) the form of the Senior Indenture; (iv) the form of the Subordinated Indenture; (v) the forms of underwriting agreements (including the Underwriting Agreement Standard Provisions relating to firm commitment underwritten offerings of Debt Securities, Preferred Stock and Common Stock, respectively, incorporated therein) that may be entered into between the Company and one or more underwriters named therein in connection with any offering of the Securities (the "Underwriting Agreements"); (vi) the form of deposit agreement (the "Deposit Agreement") that may be entered into among the Company, a depositary to be appointed by the Company (the "Depositary"), and the holders from time to time of Receipts issued thereunder in connection with any offering of Depositary Shares; (vii) the Certificate of Incorporation of the Company, as amended; (viii) the By-laws of the Company as currently in effect;
(ix) resolutions adopted to date by the Board of Directors of the Company (the "Board") relating to the issuance of the Securities (the "Board Resolutions"); and (x) the form of the Guarantee Agreement (the "Guarantee") between the Company, as guarantor, and The Bank of New York, as guarantee trustee, for the benefit of the holders of the Trust Preferred Securities of each Trust.

         I am a member of the Bar of the State of New York and do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

         Based on the foregoing I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York.

         2. Each of the Indentures has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and



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binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain further remedies, (d) requirements that a claim with respect to any Debt Securities denominated other than in United
States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

         3. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(ii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Restated Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company to the applicable Trustee; and
(v) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor,
(1) the Offered Debt Securities (including any Debt Securities duly issued upon exercise of any Warrants), when issued and sold in accordance with the applicable Indenture and



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the applicable Underwriting Agreement or any other duly authorized, executed and delivered applicable valid and binding purchase agreement will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors, rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain further remedies, (d) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; and (2) if Common Stock is issuable upon conversion or exchange of any convertible Securities, the Common Stock issuable upon conversion or exchange of such Securities will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Securities and conversion or exchange of the Securities in accordance with the terms of the applicable indenture relating thereto.

         4. With respect to the shares of any series of Preferred Stock, including, if applicable, Depositary Shares representing fractional interests in any Preferred Stock (together, the "Offered Preferred Stock"), when (i) an appropriate Prospectus Supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the offered Preferred Stock and related matters, including the adoption of a Certificate of Designation



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for the Offered Preferred Stock in accordance with the applicable provisions of
New York law (the Certificate of Designation"); (iv) the filing of the Certificate of Designation with the Secretary of State of the State of New York has duly occurred; (v) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Restated Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Restated Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) in the case of Depositary Shares, the Depositary Agreement has been duly executed and delivered; and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (and, in the case of Depositary Shares, such Preferred Stock certificates are delivered to the Depositary for deposit in accordance with the laws of the State of New York against issuance of the Receipts evidencing the Depositary Shares in accordance with the terms of the Deposit Agreement), (1) the shares of the offered Preferred Stock (including any Preferred Stock duly issued upon exercise of any Warrants), when issued and sold in accordance with the applicable Underwriting Agreement or any other duly authorized, executed and delivered applicable valid and binding purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Preferred Stock and the conversion or exchange of the Offered Preferred Stock in accordance with the terms of the Certificate of Designation.

         5. With respect to any offering of Common Stock, when (i) an appropriate Prospectus Supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable



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rules and regulations thereunder; (ii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Restated Certificate of Incorporation and By-laws so as not to violate any applicable law, the Restated Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) certificates representing the shares of Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of Common Stock (including any duly issued upon exercise of any Warrants), when issued and sold in accordance with the Underwriting Agreement with respect to the Common Stock or any other duly authorized, executed and delivered applicable valid and binding purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

         6. With respect to the issuance of any series of Warrants (the "Offered Warrants"), when (i) an appropriate Prospectus Supplement with respect to the offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) the warrant agreement relating to the Offered Warrants (the "Warrant Agreement") in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein has been duly executed and delivered as contemplated by the Board Resolutions; (iii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Offered Warrants so as not to violate any applicable law, the Restated Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Offered Warrants have been duly executed, delivered and countersigned, in accordance with the Warrant Agreement relating to such

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Offered Warrants, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto; and (v) if the offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; such Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and
(c) public policy considerations which may limit the rights of parties to obtain further remedies.

         7. With respect to the Guarantee, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement with respect to the Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the terms of such Guarantee and related matters;
(iv) the Declaration has been duly executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); (v) the Guarantee has been duly executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act; (vi) the terms of the Trust Preferred Securities have been established in accordance with the Declaration; (vii) the underwriting agreement with respect to such Trust Preferred Securities has been duly authorized, executed and delivered by the parties thereto; and (viii) the Trust Preferred Securities have been delivered and paid for in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto and have been executed, authenticated and issued in accordance with the Declaration, the Guarantee will be a valid and


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binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by
(a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy consideration which may limit the rights of parties to obtain further remedies.
         I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. I also consent to the reference to me under the heading "Validity of the Securities" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                              Very truly yours,
                                              /s/ James W. Guedry


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